PROMISSORY NOTE


U.S. $300,000.00                 Beaumont, Texas               December 13, 1996

FOR VALUE RECEIVED, the undersigned, EIF Holding, Inc., a Hawaii corporation ("Maker"), hereby promises to pay to the order of Truman Harty, Inc., a Texas corporation ("Payee") in lawful money of the United States, the principal sum of US Three Hundred Thousand and no/100's Dollars (U.S. $300.000.00), with interest of twelve percent (12%) per annum on the unpaid principal balance hereof from the date hereof unit maturity.

This note is secured by the full and faith and credit of the Maker and by the unconditional guaranty of American Eco Corp., an Ontario corporation.

The principal amount hereof and all accrued and unpaid interest shall be due and payable at the earlier of (i) the completion of the funding of the next public or private placement of debt or equity securities by Maker, or (ii) ninety (90) days after date hereof. All accrued and unpaid interest on this Note shall be paid in cash at said date.

Past due payments hereunder shall bear interest at the highest rate provided by federal or state law.

Principal and interest are payable in lawful money of the United States of America and in immediately available funds to payee at payee's principle place of business in Beaumont, Texas, or at such other place as Payee may designate in writing.

If this Note is placed in the hands of an attorney for collection, or if it is collected through any legal proceedings, the Maker agrees to pay reasonable attorneys' fees and other cost of the collection, including but not limited to court costs, of the holder hereof.

The Maker waives presentment and demand for payment, protest, and notice of protest, and notice protest, nonpayment and acceleration, and agrees that its liability on this Note shall not be affected by any renewal or extension in the time of payment hereof, by any indulgences, releases or changes, regardless of the number of such renewals, extensions, indulgences, releases or changes.


                                      EIF HOLDINGS, INC.

                                      /s/ David Norris
                                      -----------------------------------------
                                      By David Norris
                                      Its President
                                      MAKER

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